Exhibit 10.24

Confidential information redacted and filed separately with the Commission.

Omitted portions indicated by [***]

TriNet Employer Group

SUBSCRIBER SERVICE AGREEMENT

This AGREEMENT is made between the individual or firm named as SUBSCRIBER on Exhibit A (which is incorporated into this agreement) and TriNet Employer Group, Inc. (TRINET) a California corporation.

I. TERM OF THIS AGREEMENT.

The term of this AGREEMENT shall be from the COMMENCEMENT DATE as shown on Exhibit A until terminated by either parry with thirty (30) days written notice. After notice, the termination is to occur at the end of the next calendar month. Until the end of the month following cancellation, the parties will continue to meet the obligations set form in this AGREEMENT.

II. SERVICES.

As a Professional Employer Organization (PEO), TRINET will provide employer services to SUBSCRIBER as outlined in Section IV of this AGREEMENT and other services as may be agreed upon by SUBSCRIBER and TRINET. Services proposed or discussed by either TRINET or SUBSCRIBER, but not made a part of this AGREEMENT, are illustrative only, and are not a material element of performance of this AGREEMENT.

III. FEES.

A. EMPLOYEE ENROLLMENT FEE. On or before the COMMENCEMENT DATE, SUBSCRIBER will pay to TRINET an ENROLLMENT FEE to cover the expenses of enrolling the SUBSCRIBER and the initial group of employees into TRINET’s services. ENROLLMENT FEES will also be charged when new employees are added to SUBSCRIBER’S payroll (including replacement employees for the initial group of employees and any employees hired for newly established positions).

B. PERFORMANCE ASSURANCE PAYMENT. SUBSCRIBER shall maintain a performance assurance payment (“PAP”) with TRINET in an amount equal to the [***] . These moneys shall be kept in trust between the parties to guarantee performance of all terms, covenants, and obligations of the SUBSCRIBER under this AGREEMENT. The PAP will be funded by SUBSCRIBER in a manner acceptable to TRINET (e.g. cash deposit, liquid securities, or letter of credit). Should the PAP fall below the required amount, SUBSCRIBER shall increase the amount to the necessary level within two weeks of receipt of TRINET’s notice. If the SUBSCRIBER should fail to pay TRINET any payment when due, then TRINET will apply the PAP to the amount due. SUBSCRIBER shall, in such circumstances, replenish the PAP to its previous level before the next payroll is due. TRINET shall refund or release the PAP within thirty (30) days after the effective date of termination of this AGREEMENT provided SUBSCRIBER has fulfilled its obligations under this AGREEMENT.

C. SERVICE FEE. The service fee charged to the SUBSCRIBER and payable at the end of each pay period will be based on the rates specified on Exhibit A. Any increase or decrease in the service fee for statutory changes in employment taxes shall be effective on the date of such increase or decrease. Workers compensation and employee health benefits costs will also be adjusted on the effective dates of any premium or rate changes. A thirty (30) day notification shall be required of TRINET before changes are to be made in TRINET’s administrative fee.

SUBSCRIBER will also pay, at the end of each regular or special pay period for additional costs or expenses incurred at the request of SUBSCRIBER including replacement or temporary personnel obtained from TRINET, recruitment or advertising expenses, any assigned field managers, continuing education, safety engineering, consulting or professional services, overnight mail charges, expediting fees, late fees, etc. Information about these fees is provided as an attachment to this AGREEMENT.

TRINETs invoice will be collected through use of an electronic funds transfer initiated by TRINET. All payments are due upon presentation. A late payment charge of [* * *] percent will be added to all accounts not paid when due. The minimum late payment charge will be $[***] The late payment charge plus any additional costs incurred by TRINET will be applied if insufficient funds are available in SUBSCRIBER’S designated account on the effective date of TRINET’s electronic funds transfer. An unpaid balance will also be subject to periodic charge of [***] percent per calendar month until paid. TRINET reserves the right to suspend services to SUBSCRIBER until full payment has been made of any amount past due.

TriNet Employer Group, Confidential and Proprietary	Form 201 (Dec 95)	1

Confidential Information Redacted

Confidential Treatment Requested

IV. RIGHTS AND DUTIES OF TRINET.

A. DUTY TO PROVIDE EMPLOYEE BENEFITS AND PAYROLL. TRINET agrees to provide the following services to SUBSCRIBER and the employees under the shared supervision of SUBSCRIBER and TRINET including:

1. Payment of wages, as reported by SUBSCRIBER, through TRINET’s payroll.

2. Administration and payment of applicable employer related federal, state and local income tax withholding such as Social Security, federal and state unemployment taxes and disability insurance.

3. Procurement, enrollment of employees, and administration of workers compensation and employee benefit programs, and payment of related premiums. Coverage is extended for these benefits subject to applicable state or federal regulations and the approval of benefit plan providers.

4. Completion and maintenance of payroll and benefit records, with the exception of employee records of actual hours worked which shall be verified and maintained by SUBSCRIBER.

B. DUTY TO PROVIDE PERSONNEL POLICIES AND SAFETY PLANS. TRINET agrees that it will develop and maintain a set of personnel policies and safety plans required by state regulations. SUBSCRIBER will assist TRINET in implementing these policies and procedures.

C. RIGHT OF CONTROL. TRINET reserves the right to hire on our payroll, determine compensation and benefits, assign, discipline, and terminate the employment of employees serviced under this AGREEMENT, with reasonable notice to SUBSCRIBER. Additional rights of control regarding workplace safety are described in section V.F.

D. DUTY TO HOLD HARMLESS. TRINET agrees to release, indemnify and hold SUBSCRIBER harmless from wrongful or negligent acts of TRINET or failure of TRINET to act in performance of its duties during the initial or extended term of the AGREEMENT.

V. RIGHTS AND DUTIES OF THE SUBSCRIBER.

A. DUTY TO SUPERVISE AND CONTROL. SUBSCRIBER will be responsible for the day-to-day supervision, direction and control of employees assigned to SUBSCRIBER for the purposes of providing and/or producing the services and/or products for which SUBSCRIBER is engaged in business. SUBSCRIBER will verify skills and references to determine employment eligibility of employees serviced under this AGREEMENT.

B. DUTY TO FOLLOW TRINET POLICIES AND PROCEDURES. In the performance of supervisory functions for employees serviced under this AGREEMENT, SUBSCRIBER agrees to follow the policies and procedures contained in TRINET’s Subscriber Guidebook and Employee Handbook. As these publications will be periodically updated, SUBSCRIBER will have the opportunity to submit written comments concerning any objection to complying with the revised procedures and/or policies. If no written comments are received by TRINET within 30 calendar days from the date the revisions are distributed, SUBSCRIBER will be bound by the revised procedures. The submission of written objections as described herein does not exempt SUBSCRIBER from compliance with applicable laws defined by the revised procedures. SUBSCRIBER will provide to TRINET written statements of its pre-existing subscriber policies regarding employment and benefits. Such policies will comply with all federal, state and local governmental laws and regulations. TRINET will assist SUBSCRIBER as necessary in modifying any pre-existing subscriber policies to conform to TRINET policies or existing laws and regulations.

C. RIGHT TO REQUEST REMOVAL. SUBSCRIBER has the right to request removal of employees serviced by this AGREEMENT.

D. DUTY TO MAINTAIN RECORDS AND PAY ACCRUED BENEFITS. SUBSCRIBER agrees to maintain records of actual time worked and verify the accuracy of wages and salaries reported to and paid by TRINET.

[***]

TriNet Employer Group, Confidential and Proprietary	Form 201 (Dec 95)	2

Confidential Information Redacted

Confidential Treatment Requested

E. INCENTIVE STOCK OPTIONS AND INTELLECTUAL PROPERTY. TRINET acknowledges that any individual assigned to SUBSCRIBER locations will be an employee of the SUBSCRIBER for the purpose of determining whether such a person is qualified to receive incentive stock options pursuant to the Internal Revenue Code and applicable law. TRINET agrees from time to time to take all actions, or to refrain from taking any action as may be permitted hereunder, in each case as may be deemed necessary or advisable by the SUBSCRIBER, to ensure that such employees qualify to receive incentive stock options under the Internal Revenue Code or other applicable law.

TRINET acknowledges that SUBSCRIBER may enter into an Employee Agreement Regarding Confidentiality and Inventions with each employee working at the SUBSCRIBER location. Furthermore, the parties agree that any individual assigned to SUBSCRIBER location will be an employee of SUBSCRIBER for the purpose of establishing rights to inventions, know-how, and other developments made or created by such employee. SUBSCRIBER and TRINET further acknowledge and agree that all rights to any patent, work product, or intellectual property or any interest in any technology, development, process, or product shall be unaffected by this AGREEMENT. Nothing about this AGREEMENT shall create in TRINET any interest in any such intellectual property, patents or ownership of work product.

F. WORKPLACE SAFETY

1. Pursuant to its duties as co-employer, TRINET retains a right of direction and control over aspects of work site locations involving management of safety and risk for employees serviced by this AGREEMENT. This right includes, but is not limited to: a.) policies, practices, and procedures for the selection, rejection, assignment, replacement, or termination of an assigned employee for safety reasons; b.) safety inspections of SUBSCRIBER’S equipment and premises; c.) promulgation and administration of employment and safety policies and written safety plans including those required by state regulation; and d.) management of claims, claims filing, and related procedures.

2. SUBSCRIBER agrees to comply at its expense with all reasonable or legally required directives from TRINET, TRINET’s workers compensation carrier, or any government agency having jurisdiction over work place health and safety. SUBSCRIBER shall provide or ensure use of all personal protective equipment, as required by federal, state or local law, regulation, ordinance, directive, or rule or as deemed necessary by TRINET or TRINET’s workers compensation carrier. TRINET, TRINET’s workers compensation carrier and TRINET’s liability insurance carriers shall have the right to inspect SUBSCRIBER’S premises to ensure that employees assigned to SUBSCRIBER are not exposed to an unsafe work place. To the extent possible, such inspection shall be scheduled at a mutually convenient time. In no event shall this right, the exercise of this right or the non-exercise of this right affect the SUBSCRIBER’S obligations to TRINET and the employees serviced under this AGREEMENT. Nor shall this right, the exercise of this right, or the non-exercise of this right have any effect upon the indemnifications contained herein.

3. SUBSCRIBER agrees that it will comply, at its own expense, with all safety, health and work environment laws, regulations, ordinances, directives, and rules imposed by controlling federal, state and local governments, and it will immediately report all accidents and injuries to TRINET. SUBSCRIBER agrees to provide TRINET with a complete list of hazardous materials that employees may come into contact with on the job, the proper method of handling, the dangers of each, and Material Safety Data Sheets for each, in conformity with the law.

4. Nothing contained in this AGREEMENT shall relieve SUBSCRIBER of its obligations imposed under any safety-related law or regulation. SUBSCRIBER acknowledges, agrees, and warrants that SUBSCRIBER is responsible for complying with requirements set forth in the company’s written safety plan. SUBSCRIBER indemnifies and holds harmless TRINET for any fines, assessments, penalties or other relief awarded against TRINET for safety violations which are under the direction and control of SUBSCRIBER.

G. EMPLOYEE DISHONESTY. In the event that employees serviced by this AGREEMENT are required, in the course of performing duties for the SUBSCRIBER, to deal with confidential information, cash, or high value items under the specific direction of SUBSCRIBER, then SUBSCRIBER will institute’ written procedures for such activity and hold TRINET harmless from and against any and all liability, expense (including court costs, and attorney fees) and claims for damage of any nature whatsoever known or unknown as a result of SUBSCRIBER’S duties or employees performing duties within the realm of the SUBSCRIBER’S supervision. Such duty to indemnity, defend, and hold harmless shall extend beyond the expiration or termination of this AGREEMENT.

TriNet Employer Group, Confidential and Proprietary	Form 201 (Dec 95)	3

Confidential Information Redacted

Confidential Treatment Requested

H. LICENSE REQUIREMENTS. If employees serviced by this AGREEMENT are required to be licensed or to act under the supervision of a licensed person or entity, SUBSCRIBER shall be solely responsible for verifying such license or providing such required supervision.

I. INSURANCE.

1. AUTOMOBILE LIABILITY. If any employee serviced by this AGREEMENT is to drive a vehicle of any kind for SUBSCRIBER, SUBSCRIBER will furnish liability insurance to include coverage for both bodily injury and property damage. SUBSCRIBER and TRINET acknowledge, understand, and agree that, notwithstanding any other provision of the AGREEMENT, the fees charged by TRINET and remitted by SUBSCRIBER are not intended to compensate TRINET for the risk associated with the liabilities which may arise out to the operation of any vehicle or any other equipment controlled, owned, operated, or maintained by SUBSCRIBER.

2. PROFESSIONAL LIABILITY. If an employee serviced by this AGREEMENT performs any duties in a professional capacity, SUBSCRIBER agrees to exercise such direction and control over said employee sufficient to comply with all applicable laws, and SUBSCRIBER shall furnish malpractice insurance which shall cover any acts, errors or omissions, including but not limited to negligence. The employee shall be deemed the employee of the SUBSCRIBER for the purposes of this insurance. SUBSCRIBER agrees to cause its insurance carrier to name TRINET as an additional named insured on SUBSCRIBER’S policy and shall provide evidence of such coverage, and shall issue a Certificate of Insurance evidencing same to TRINET allowing not less than [***] days notice of cancellation or material change. SUBSCRIBER agrees to file against such policy exclusively with respect to any claim for malpractice or errors and omissions for any employee engaged in the performance of licensed and/or professional duties. SUBSCRIBER agrees to defend TRINET, or to cause its insurance carrier to defend TRINET, against any and all liabilities of any kind, including costs and attorneys fees, arising out of any such claim.

3. EMPLOYMENT PRACTICES LIABILITY. TRINET does not furnish insurance for and cannot control SUBSCRIBER practices which TRINET is not a party to or aware of that may result in Discrimination charges or lawsuits involving age, sex, race, religion, national origin, disability, or like risks and exposures. SUBSCRIBER agrees to hold TRINET harmless and indemnify TRINET from any and all such liability.

4. GENERAL LIABILITY. The parties further agree that, if an employee serviced by this AGREEMENT in the course of his/her duties participates in actions that result in bodily injury or property damage, SUBSCRIBER will file for recovery against his/her own liability insurance policy. SUBSCRIBER is required for its own protection to secure all usual and customary forms of liability insurance that SUBSCRIBER would feel essential to have if the employees serviced by this AGREEMENT were the employees solely of SUBSCRIBER. SUBSCRIBER agrees to hold TRINET harmless and indemnify it against all liability claims involving any and all employees serviced by this AGREEMENT which may arise in the course of their job performance on behalf of SUBSCRIBER. Any and all damages awarded to an employee serviced by this AGREEMENT or his or her representative as a result of such claims will be paid by SUBSCRIBER and not TRINET, or if required to be paid by TRINET, SUBSCRIBER will reimburse TRINET for all costs expended by TRINET, including but not limited to awards, judgments, and attorney fees.

5. REQUIRED EVIDENCE OF INSURANCE COVERAGE. SUBSCRIBER agrees to keep in fall force and effect at all times during the term of this AGREEMENT, a comprehensive general liability insurance policy with a minimum combined single limit of [***] insuring SUBSCRIBER against liability for bodily injury and property damage arising out of SUBSCRIBER’S premises, completed operations, and/or products. Said policy shall also include blanket contractual liability and personal injury liability. SUBSCRIBER also agrees to keep in full force and effect at all times during the term of this AGREEMENT an automobile liability policy with a minimum combined single limit of [***] and uninsured motorist insurance with a minimum combined single limit of [***] . SUBSCRIBER shall provide TRINET with certificate(s) of insurance evidencing such coverage, with said certificate(s) providing for [***] days notice to TRINET in the event of cancellation of coverage.

J. HOLD HARMLESS. SUBSCRIBER agrees to release, defend, indemnify and hold TRINET harmless from any and all wrongful or negligent acts committed by SUBSCRIBER or employee’s serviced by this AGREEMENT who are under SUBSCRIBER’S supervision and control, including violations of any federal, state, or local statutes, laws or regulations.

TriNet Employer Group, Confidential and Proprietary	Form 201 (Dec 95)	4

Confidential Information Redacted

Confidential Treatment Requested

K. COBRA. SUBSCRIBER and TRINET shall be co-employers for the purpose of COBRA health care coverage continuation requirements under Internal Revenue Code 498OB. If the agreement between TRINET and SUBSCRIBER is terminated for any reason, SUBSCRIBER and SUBSCRIBER alone shall be responsible for replacing for the employees serviced by TRINET under this AGREEMENT such health care coverage as shall avoid the implication of a qualifying event as defined by I.R.C. 498OB. If SUBSCRIBER fails to provide such health care coverage, TRINET shall be obligated to extend continuation of its health care coverage in accordance with I.R.C. 498OB. Should such event occur, SUBSCRIBER shall remit to TRINET the sum of $[***] per employee as a one-time fee for the administration of continuation of health care coverage. SUBSCRIBER understands and agrees that this sum is fair compensation to TRINET for its expense in extending health care coverage continuation to the employees serviced under this AGREEMENT. No fee is due if SUBSCRIBER provides health care coverage which avoids the implication of a qualifying event. This paragraph shall not apply to individual cases of employee resignation or discharge which do not occur in the context of cancellation or termination of this AGREEMENT.

SUBSCRIBER further agrees to comply with the provisions of I.R.C. 498OB by notifying TRINET of any event that would constitute a qualifying event under said statute as soon as SUBSCRIBER becomes aware of said event. The following events are defined as qualifying events which trigger COBRA eligibility for employees and their eligible family members:

1.	death

2.	termination or reduction of hours

3.	divorce or legal separation

4.	Medicare entitlement

5.	dependent child changing status

6.	bankruptcy of SUBSCRIBER

The failure of SUBSCRIBER to notify TRINET of the occurrence of any of the aforementioned qualifying events upon becoming aware of them will result in SUBSCRIBER becoming liable for any and all costs or penalties that may be incurred by TRINET as the result of failure to offer continuation of coverage as required by COBRA regulations.

L. WARN ACT. TRINET can assume no liability from SUBSCRIBER in the event of an occurrence which triggers the Worker Advice and Retraining Notification (WARN) Act: a.) any condition of SUBSCRIBER which could fit the definition of financial distress under the WARN Act; b.) the filing by SUBSCRIBER of any petition for reorganization or bankruptcy; c.) the closing by SUBSCRIBER of any facility or operation where employees serviced by this agreement are assigned or for which services are performed by employees serviced by this agreement. SUBSCRIBER agrees to hold TRINET harmless and indemnify it against all potential liabilities, costs, or penalties that may be incurred by TRINET as the result of such an occurrence.

M. RETIREMENT PLAN. SUBSCRIBER acknowledges that TRINET does not provide a retirement benefit for employees as defined in the Internal Revenue Code. In the event SUBSCRIBER maintains a retirement plan for the benefit of said employees, such plan shall be in SUBSCRIBER’S name. SUBSCRIBER further warrants that said plan shall comply with the applicable provisions of Internal Revenue Service Notice 87-2. TRINET’s sole responsibility with respect to said retirement plan will be to make all necessary payroll deductions from the paychecks of participating employees, to make calculations for employer contributions as requested by SUBSCRIBER, and remit the same to SUBSCRIBER or directly to the plan where permitted. SUBSCRIBER will provide TRINET with appropriate documentation supporting each participating employee’s consent to the deduction and amount of any employer contribution. SUBSCRIBER specifically acknowledges that SUBSCRIBER, and SUBSCRIBER alone, is responsible for any SUBSCRIBER-sponsored plan’s compliance with applicable laws, statues, and regulations, including without limitation, participation standards and non-discrimination testing and compliance.

N. NO ASSUMPTION OF PRIOR LIABILITY. SUBSCRIBER warrants that, in the event that any employee serviced by this AGREEMENT has been employed heretofore by SUBSCRIBER, all wages and benefits for said employee(s) are current, and that there are no liabilities, known or unknown, including without limitation costs and attorneys fees, which could arise out of any allegation, assertion, or claim that TRINET is a successor employer of SUBSCRIBER. SUBSCRIBER agrees to hold TRINET harmless and indemnify it against all claims for wages earned prior to this agreement by any and all employees. Any and all back wages awarded to an employee as a result of such claims will be paid by SUBSCRIBER and not TRINET, or if required to be paid by TRINET, SUBSCRIBER will reimburse TRINET for all costs expended by TRINET, including but not limited to awards, judgments, and attorney fees.

TriNet Employer Group, Confidential and Proprietary	Form 201 (Dec 95)	5

Confidential Information Redacted

Confidential Treatment Requested

O. AMERICANS WITH DISABILITIES ACT (A.D.A.). Although TRINET assists SUBSCRIBERS with A.D.A. compliance, TRINET cannot assume the SUBSCRIBER’S responsibility for compliance or liability for non-compliance with the Americans with Disabilities Act. SUBSCRIBER is responsible for insuring that facilities where employees are assigned permit access to handicapped individuals and as necessary, provide reasonable accommodations required by the American with Disabilities Act. SUBSCRIBER and TRINET acknowledge, understand, and agree that, notwithstanding any other provision of this AGREEMENT, access to any property over which SUBSCRIBER has ownership, administration, maintenance, or some other control, as well as the accommodation of said property to any person who may be handicapped, disabled, or perceived as being handicapped or disabled, shall be the sole and exclusive responsibility of SUBSCRIBER. The parties further agree that any exposure, risk, or liability for said access or accommodation, or failure thereof, whether imposed by the Americans with Disabilities Act, or some other federal, state, or local statute, law or regulation, shall be the sole responsibility of SUBSCRIBER. SUBSCRIBER agrees to indemnify, hold harmless, and defend TRINET from any costs, attorneys’ fees, or other consequences of any sort arising out of SUBSCRIBER’s breach of this provision. Any and all damages awarded to a TRINET employee, his or her representative, or any other person as a result of a claim related to such access or accommodation, will be paid by SUBSCRIBER and not TRINET, or if required to be paid by TRINET, SUBSCRIBER will reimburse TRINET for all costs expended by TRINET, including but not limited to awards, judgments, and attorney fees.

VI. GENERAL PROVISIONS.

A. ENTIRE AGREEMENT. This AGREEMENT constitutes the entire agreement between the parties with respect to the subject matter and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this AGREEMENT will not be construed as a waiver of any subsequent breach nor affect the effectiveness of this AGREEMENT, nor any part thereof, nor prejudice either party as regards to any subsequent action. In the event that any action is brought by either party hereto as a result of a breach or default in any provision of this AGREEMENT, the prevailing party in such action shall be awarded reasonable attorneys’ fees and costs in addition to any other relief to which the party may be entitled.

B. MODIFICATION. This AGREEMENT may not be altered or amended except by written agreement duly executed by all parties hereto.

C. SUCCESSORS. The provisions of this AGREEMENT shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

D. COUNTERPARTS. This agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same agreement, binding upon all the parties hereto, not withstanding that all the parties are not signatories to the original of the same counterpart.

E. HEADINGS. The headings of the paragraphs of this AGREEMENT are inserted solely for the convenience of reference, and in no way define, limit, extend or aid in the construction of the scope, extent or intent of this AGREEMENT or of any term or provision hereof.

F. SEVERABILITY. Should any term, warranty, covenant, condition, or provision of this AGREEMENT be held to be invalid or unenforceable, the balance of this AGREEMENT shall remain in force and shall stand as if the unenforceable part did not exist. In the event that any provision contained in this AGREEMENT is held unenforceable by a court of competent jurisdiction, the remaining provisions continue and, in the event that portion of any provision is held unenforceable, the remaining portion of such provision shall nevertheless be carried into effect

G. CHOICE OF LAW. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of California and jurisdiction shall rest with applicable California courts. Both parries acknowledge the personal jurisdiction of the courts in and for Alameda County, California Both parties acknowledge and agree to service and service of process from the courts in and for Alameda County, California. All suits and special proceedings arising out of the AGREEMENT shall be brought in the courts in and for Alameda County, California, unless the parties agree to mediate or arbitrate their dispute as provided in 3 below. The Parries agree and hereby irrevocably submit any suit, action or proceeding arising out of or related to this AGREEMENT or any of the transactions contemplated by this AGREEMENT to the jurisdiction and venue of the United States District Court for the Northern District of California or the jurisdiction and venue of any court if the State of California located in Alameda County and waive any and all objections to jurisdiction and venue that they may have under the laws of California or the United States.

TriNet Employer Group, Confidential and Proprietary	Form 201 (Dec 95)	6

Confidential Information Redacted

Confidential Treatment Requested

H. ENFORCEMENT. In the event that a dispute arises between the parties hereto relating to the terms of this AGREEMENT, either party may serve notice on the other that it desires to have the dispute mediated by a mediator selected in accordance with the procedures of the Federal Mediation & Conciliation Service, or as agreed by the parties to the dispute. Once elected, the Parties to the dispute must allow a minimum of sixty (60) days to resolve the dispute though mediation in Alameda County, California. If the dispute is not resolved through mediation, either party to the dispute may elect to arbitrate the dispute. If the dispute is not resolved within thirty (30) days of receipt of such written notice of dispute, then such dispute shall be resolved by a committee of arbitrators (one appointed by TRINET, one appointed by SUBSCRIBER, and one appointed by the two so appointed), in arbitration held in Alameda County, California. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be final and binding on both parties. Judgment may be obtained on the award in any court of competent jurisdiction.

I. WAIVER. The failure of any party to enforce at any time the provisions of this AGREEMENT shall not be construed as a waiver of any provision or of the right of such party thereafter to enforce each and every provision of this AGREEMENT.

J. ASSIGNMENT. This AGREEMENT constitutes a contract and shall not be transferred or assigned by either party without prior written notice to the other party of at least 30 days.

K. DEFAULT & TERMINATION. The breach or default of any material term or condition of this AGREEMENT shall, unless the innocent party elects otherwise in writing, cause its immediate termination. Notwithstanding same, the innocent party is required to provide immediate written notice of any material breach or default The effective date of termination shall be deemed to be the date the violation occurs, not when discovered or when notice is received by either party. In addition to the means of termination specified in paragraph I. (page 1), this AGREEMENT may also be terminated by SUBSCRIBER’s default, at TRINET’s sole discretion. Acts of default by SUBSCRIBER shall include:

1. Failure of SUBSCRIBER to pay any moneys due under this AGREEMENT.

2. Failure of SUBSCRIBER to comply within a reasonable time period with a specific directive of TRINET when such directive is promulgated or made necessary by a.) a federal, state or local governmental body, department or agency, b.) an insurance carrier providing coverage to TRINET and/or the employees serviced by this AGREEMENT, and/or c.) specific circumstances which currently or potentially affect TRINET, SUBSCRIBER, or employees serviced by this AGREEMENT.

L. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States Postal Service, postage prepaid, or when deposited with a public telegraph company, courier or overnight mail service for transmittal, charges prepaid and addressed:

1. In the case of TRINET, to TRINET Employer Group, Inc., 101 Callan Avenue, Third Floor, San Leandro, CA 94577 or to such other person or address as TRINET may furnish to SUBSCRIBER.

2. In the case of SUBSCRIBER, to the address shown on Exhibit B or to such other person or address that as SUBSCRIBER may furnish from time to time to TRINET.

SUBSCRIBER:Napa Valley Kitchens

Sharon Ulrich - VP
John Foraker, President		TriNet Corporate Officer Name and Title

/s/ John Foraker	1/1/96	/s/ Sharon Ulrich	1-15-96
Signature	Date	Signature	Date

TRINET EMPLOYER GROUP, INC.
LIST OF DOCUMENTS MADE PART OF THIS AGREEMENT:
(X) Exhibit A (Fee Schedule)	(X) Cost of Employer Contributions
(X) Exhibit B (Sample Invoice)	(X) Schedule of Due Dates and Special Fees
(X) Trust Agreement	(X) Required Company Policy Selections
(X) Electronic Funds Transfer Agreement	(X) Employee Handbook
(X) TriNet Guarantee	(X) Subscriber Guidebook

TriNet Employer Group, Confidential and Proprietary	Form 201 (Dec 95)	7

Confidential Information Redacted

Confidential Treatment Requested

TriNet Employer Group, Inc.

Cost of Employer Contributions

Occasionally, questions arise on how TriNet’s charges for employer contributions might vary from what a subscriber would pay if they were not using TriNet’s services. The information in this document is intended to outline our billing practices for each of the major categories of employer contributions.

GENERAL CONSIDERATIONS IN CALCULATING EMPLOYER CONTRIBUTIONS

In determining how individual employer contributions are assessed, there are several background considerations which apply to all categories:

1. Generally, the rates that TriNet pays for employer contributions are based on the overall performance of our entire group and are not tracked or paid based on performance at an individual subscriber level. An exception to this rule occurs in situations where laws of some states require separate workers compensation policies for some or all of the subscriber companies we service in that state.

2. Because TriNet consolidates employees from many companies, we generate a pool large enough to present opportunities for certain programs and activities that would not normally be feasible for a small company on its own. Examples are TriNet’s Flexible Benefits Plan, comprehensive workers compensation services, and unemployment claims analysis.

3. A significant portion of TriNet’s resources are devoted to activities which establish, administer and proactively manage the risk inherent in the employment relationship. For areas where such risk management can influence the contribution rates paid by TriNet, we generally bill subscribers at the same rate that a new employer would pay for a given employer contribution. TriNet’s cost for a contribution may therefore be more or less than the rate we bill, based upon our overall success in managing risk in that area.

4. Because TriNet assumes both the risks and the potential rewards associated with employer contributions, our subscribers benefit in two major ways:

•

Activities necessary to control risk are service intensive and are at the core of most of the ongoing support we provide to our subscribers each day. Examples include policy development, management counseling, termination assistance, safety training and employee communications. By assuming the risk, TriNet has built in incentives to continually enhance the level of service we provide in these areas.

•

If TriNet is successful in managing risks, favorable experience serves as a source of revenue to fund a portion of operating expenses incurred by TriNet in providing service. This permits our administrative fee to be more affordable for all subscribers.

RECAP OF SPECIFIC EMPLOYER CONTRIBUTION CHARGES

Benefits:

TriNet does not earn commissions on benefits premiums. Our charges for benefit plans are billed to subscribers at the same rate that we pay the benefit plan provider. One plan which could potentially produce a positive experience gain is TriNet’s health plan. It is possible that claims could fall below actuarial projections resulting in our actual costs for this plan potentially being less than the amount billed. Likewise, TriNet’s actual costs for the Employee Assistance Program and professional errors and omissions coverage are based upon experience and may also result in our actual costs being either more or less than the amount billed to subscribers.

Confidential Treatment Requested

Workers Compensation:

Subscribers having a workers compensation experience rating at the time they enroll with TriNet continue paying workers compensation rates adjusted for their individual experience rating, whether credit or debit. Subscribers not large enough or in business long enough to be experience rated are billed at the same rate that would be paid by a new company. In states which allow dividend plans, if a dividend (refund of premium paid) is subsequently declared by the insurer, TriNet retains the exclusive right to determine if a portion of the dividend will be distributed to any subscriber and the amount of any such a distribution.

Payroll Taxes:

Rates for Social Security (FICA) and Federal Unemployment Tax (FUTA) are set by federal law. Rates for State Unemployment Insurance (SUI) vary by individual state and are also experience rated (that is, the level of unemployment claims affect the rate an employer pays for SUI). Calculation of employer contributions for payroll taxes is based upon each employee’s gross earnings subject to an annual earnings ceiling. In some cases, the Employer contributions for FICA may also be reduced by the amount of Flexible Benefit Plan (Section 125) deductions if the employee is participating in this plan.

TriNet’s billing rates for FICA and FUTA are the same as that specified by Federal law. Our billing for these contributions will automatically stop when the individual employee gross earnings reach the appropriate annual ceiling. However, if the employee participates in TriNet’s Flexible Benefits plan, earnings will not be reduced for the calculation of the employer’s FICA contribution.

TriNet’s billing for SUI is done at the same rate as that which would be paid by a new company. As with FICA and FUTA, billing for SUI will automatically stop when the employee’s earnings reach the appropriate annual ceiling.

Our agreement with some subscribers may feature a provision for TriNet’s administrative fee to be calculated as a flat percentage of gross payroll to include payment of payroll taxes. Under this billing arrangement, the agreed upon percentage is applied against all wages paid and is not reduced when an employee reaches the annual earnings ceiling for the applicable payroll tax. If this billing arrangement applies to your company, it will specifically be indicated as such on Exhibit A of the Subscriber Agreement.

TriNet’s Commitment To You

TriNet is committed to providing full and complete disclosure on how we handle these important fiduciary responsibilities on your behalf. All subscribers are encouraged to let us know if they would like further clarification on how these billing policies might affect their company. We will be happy to explain not only how your company’s contributions are calculated but also the safeguards that are in place to insure we remit the correct employer contributions for the employees we service for you. Customized reports can also be designed to document our contribution charges in a format that meets your specific needs.

Confidential Treatment Requested

TriNet Employer Group

SCHEDULE OF DUE DATES AND SPECIAL FEES

ITEM	NORMAL LEAD TIME	SPECIAL FEES for late or rush processing
Regular payroll worksheet	Fax payroll worksheet to TriNet by 10:00 am, [***] business days before check date.	Your payroll will be processed with default hours if we do not receive your worksheet by the deadline, unless you elect the option of delaying the payroll. $[***] expediting fee for each late payroll.

New hire information	Fax Pre-Hire Worksheet and other employee documents [***] business days before the new employee’s first paycheck.	$[***] expediting fee per employee if Pre-Hire Worksheet is received after deadline

Employee salary/status change information	Fax Request for Personnel Action to TriNet [***] business days before the check date on which the change is to be effective.	$[***] expediting fee per employee if Personnel Action Request is received after deadline

Termination request	Fax or mail employee’s resignation and your Request for Personnel Action to TriNet [***] business days before employee’s last day of work.	No additional charge for termination checks with at least three days notice; $[***] expediting fee if termination request received less than three days before termination check date

Special checks, other than termination checks	Fax request to TriNet [***] business days before check date.	$[***] special check fee per check Plus $[***] expediting fee for rush processing if check is needed in less than three days

Express delivery	Please tell us when requesting any special services if you want express delivery.	$[***] per delivery for each additional scheduled delivery and each requested special delivery

TriNet’s normal administrative fees are charged each time we process regular payroll each scheduled payday. Included at no additional charge are overnight delivery of paychecks and reports to your main office location, plus first class mail to any number of additional locations. The lead time we require for normal processing is mostly driven by the lead time required by banks for funds transfer and direct deposit. Special fees only partially cover the extra costs involved in special handling for unscheduled or rush processing.

•

Expediting fee for late payroll report: Your regular payroll worksheets are due here at TriNet by 10:00 a.m. [***] business days before payday. This allows our staff a little over one business day to reconcile, enter, audit, assemble, mail your paychecks and reports, and process banking transactions [***] business days before payday. We will call if we have not received your payroll worksheet at least two hours before the deadline. We require your selection of one of two available options if your payroll worksheet is not received by the deadline: (1) default processing, on your regularly scheduled date using default (normal) work hours for all employees; or (2) delinquent processing, on the next available paycheck date, for which we will charge an expediting fee of $[***] per invoice.

•

Expediting fee for late receipt of employee information: We ask that you send TriNet your Pre-Hire Worksheets and Personnel Action Requests as early as possible. If you wait to send this information to us with your regular payroll report, there may not be enough time to correctly enter and audit the new information as well as meet the payroll processing deadline. We require a lead time of [***] business days for processing new hires and [***] days for employee changes. If we receive these transactions after the deadline, we will bill an expediting fee of $[***] per employee to process them on a rash basis in time for your regular payroll. Alternatively, they can be processed without additional charge for the following scheduled payroll.

•

Expediting fee for rush termination checks: Many states, including California, have laws which require employers to pay all wages due to terminated employees on their last day of work, whether the termination is voluntary or involuntary. If they resign without notice we have 72 hours to process the final paycheck. TriNet will process termination checks without additional fee if we receive notice [***] business days before the termination date/check date. If you notify us less than [***] business days before termination, we will charge you an expediting fee of $[***] to process the termination on a rush basis.

•

Special check fee for other out of cycle checks: For all other checks requested between regular paydays, we charge a $[***] special check fee per check, plus an expediting fee of $[***] for rush processing if requested.

•	Express delivery charge: If you want overnight delivery of any item other than your regular payroll, we will show a $[***] charge per delivery on the face of your invoice.

Confidential Information Redacted

Confidential Treatment Requested

TriNet Employer Group, Inc.™

PREPAYMENT TRUST AGREEMENT

This agreement is made by and between TRINET Employer Group, Inc (TRINET), Sanwa Bank of California (TRUSTEE), and the SUBSCRIBER set forth on the following page.

A. TRINET provides services to SUBSCRIBER on an ongoing basis under a separate agreement Under the terms of that agreement, SUBSCRIBER is required to pay to TRINET a service fee which represents the cost of providing employer services.

B. TRINET requires that SUBSCRIBER place an amount equal to one typical pay period’s service fee on deposit to secure SUBSCRIBER’s performance under the service agreement.

C. SUBSCRIBER desires to place funds representing the prepayment with TRUSTEE to be held in trust for the sole purpose of securing the performance of its obligations under that service agreement. NOW THEREFORE:

1. TRANSFER OF FUNDS. SUBSCRIBER hereby places the sum set forth on the following page with TRUSTEE and TRUSTEE accepts the deposit for the purposes of this trust.

2. DISTRIBUTION OF TRUST FUND EARNINGS. The trust fund principal will be held by the TRUSTEE for the sole purpose of securing the obligations of SUBSCRIBER(s) under a separate service agreement. TRINET shall at all times be entitled to receive on demand all accumulated interest and earnings from such principal sums. At the request of TRINET, TRUSTEE will periodically distribute to TRINET the accumulated interest on earnings. However, no distribution of trust fund earnings or accumulated interest will be made is such distribution would cause the market vale of the trust fund to fall below one hundred percent (100%) of the dollar amount of the trust fund deposits made by SUBSCRIBER(s).

3. DISTRIBUTION OF TRUST FUND DEPOSITS. Upon receipt of written instructions from TRINET, TRUSTEE will disburse the trust fund deposits of SUBSCRIBER(s) as follows:

(a) Disbursement to SUBSCRIBER(s) may be made immediately upon receipt of such instructions.

(b) Disbursement to TRINET may be made ten (10) days after written notice of the proposed disbursement is given to SUBSCRIBER(s) by TRUSTEE.

4. TERMINATION OF TRUST. Upon disbursement of the trust fund deposit made by SUBSCRIBER(s) either to TRINET or to SUBSCRIBER(s), this agreement shall terminate with respect to SUBSCRIBER(s). The trust shall continue with respect to all other SUBSCRIBER(s) who are parties to this agreement, TRINET and TRUSTEE until all SUBSCRIBER(s) accounts have been disbursed.

5. POWERS OF THE TRUSTEE. The TRUSTEE shall have the power to do all of the following:

(a) To sell or otherwise dispose of any investment and to reinvest the proceeds or any part of the proceeds during the life of this trust, subject to the limitations set forth in paragraph 6 below.

(b) In all respects to sell, convey, and generally to deal with the trust as if the TRUSTEE was the owner of the trust property, and to execute any and all documents and take any and all action not inconsistent with the provisions of the agreement.

6. INVESTMENT OF THE TRUST FUNDS. TRUSTEE is authorized to invest the trust funds in any of the following:

•	TRUSTEE common Trust Funds.

•	Certificates of Deposits insured by FDIC or FSLIC.

•	Securities of the Federal Government.

TRUSTEE will make investments upon receipt of written instructions from TRINET. If no instructions have been received by TRUSTEE, then funds shall be invested in TRUSTEE’s most liquid Common Trust Fund.

7. GENERAL OBLIGATIONS OF TRUSTEE. The TRUSTEE will have no duty to inquire into the terms or provisions of this agreement or other agreements between SUBSCRIBER(s) and TRINET. TRUSTEE’s duties are purely ministerial in nature and TRUSTEE shall incur no liability whatsoever except for willful misconduct or negligence so long as it has acted in good faith.

Confidential Treatment Requested

8. NOTICE. The TRUSTEE shall be deemed conclusively to have given and delivered any notice required under this agreement if the same notice is in writing and mailed postage prepaid to SUBSCRIBER(s) or TRINET at the address set forth in Exhibit A.

9. REMOVAL OR RESIGNATION OF TRUSTEE. The TRUSTEE may at any time resign by giving notice to all parties to this agreement and delivering to the person who shall be named by TRINET as successor TRUSTEE to economically administer the trust. TRINET may elect to remove TRUSTEE at any time for any reason provided that SUBSCRIBER(s) have been notified of the TRUSTEE successor.

10. COMPENSATION OF TRUSTEE. TRUSTEE shall be paid by TRINET according to TRUSTEE’s customary fee schedule.

11. CALIFORNIA LAW. This agreement shall be interpreted under the laws of the State of California.

The following SUBSCRIBER(s) is added to the Trust Agreement between TRINET Employer Group, Inc. (TRINET) and Sanwa Bank of California.

SUBSCRIBER(s) affirms that they have read the trust agreement on the prior page and agree to be bound by its terms.

SUBSCRIBER:

Name of Business: Napa Valley Kitchens

Deposit Amount: $ [***]

Approved by: Print name and title: John Foraker, President

Signature:	/s/ John Foraker

Date:	1/1/96

TriNet Employer Group, Inc.

Approved by: Douglas P. Devlin, Chief Financial Officer

Signature:	/s/ Douglas P. Devlin

Date:	1/15/96

TRUSTEE:

Sanwa Bank of California

3396 Castro Valley Blvd.

Castro Valley, California 94546

Confidential Information Redacted

Confidential Treatment Requested